EXHIBIT 10.10

			GENERAL SECURITY AGREEMENT

	THIS GENERAL SECURITY AGREEMENT dated April 20, 2007 is entered into by and between SURGILIGHT, INC., a corporation incorporated under the laws of the State of Florida, with offices at 2100 Alafaya Trail, Suite 600, Orlando, FL 32826 (the "Grantor"), and GEM SurgiLight Investors, LLC, a limited liability company organized under the laws of New York, with offices at 9 West 57th Street, New York, NY 10022(the "Assignee") under the Loan Agreement (as such term is hereinafter defined).

		      W I T N E S S E T H   T H A T:
WHEREAS:

	(A)	By a Secured Line of Credit Loan Agreement dated the date
hereof (the "Loan Agreement") made among the Grantor and the Assignee (also referred to as the "Lender"), the Assignee, subject to the terms thereof, has agreed to make available to the Grantor a line of credit facility not to exceed at any one time outstanding the principal amount of Two Million, Five Hundred Thousand United States Dollars (US$2,500,000) (the "Line of Credit Facility"). The amounts owing under the Line of Credit Facility are repayable and bear interest as provided in the Loan Agreement; and

	(B)	Pursuant to the Loan Agreement it is a condition precedent
to the establishment of the Line of Credit Facility that the Grantor execute and deliver to the Assignee this Agreement and grant the security interests contemplated hereby in order to create in favor of the Assignee a valid and perfected security interest, as that term is defined in the Uniform Commercial Code of New York (the "Code"), in the Collateral (as such term is hereinafter defined), as security for the payment and performance of all of the obligations of the Grantor under or in connection with the Loan Agreement, the Note and the Security Documents to which the Grantor is a party, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and all secured obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Grantor are hereinafter collectively referred to as the "Secured Obligations").

	NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

	Section 1.	Definitions.  All capitalized terms not otherwise
defined herein shall have the meanings ascribed to them in the Loan
Agreement.

	Section 2.	Grant of Security.  The Grantor, as legal and
beneficial owner, as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Assignee and its successors and assigns, and hereby grants to the Assignee a security interest in, all of the Grantor's right, title and interest in and to the following property (hereinafter collectively referred to as the "Collateral"):
	(a)	Any and all investment property and equipment (as defined
in the Code) of the Grantor, or in which it has rights, whether now owned or hereafter acquired, including, without limitation, all machinery, tools, office equipment, furniture, shipping containers, furnishings, fixtures, rolling stock, dies and tools used or useful in Grantor's business, structures, leasehold improvements, installations, equipment and appurtenances hereafter constructed, drilled or placed and any and all goods, equipment and tangible property held or used by the Grantor, supplies and materials on hand, and all personal property of every kind, nature and description, whether affixed to land or imbedded therein or otherwise, of the Grantor, together with all present and future improvements or products of, accessions, attachments and other additions to and substitutes and replacements for, all or any part of the foregoing (all of the foregoing types or items of property and interests described in this paragraph are hereinafter collectively referred to in this Agreement as the "Personal Property").
	(b)	Any and all general intangibles (as defined in the Code) of
the Grantor, whether now existing or hereafter acquired or arising, including, without limitation, all contractual rights (including any rights, including rights to distributions, under any partnership agreements), partnership interests, copyrights, royalties, licenses, sublicenses, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics, assembly and display materials relating thereto and all customer lists, including, without limitation, all present and future rights, titles, interests and estates now owned or hereafter acquired by the Grantor (including, without limitation, all rights to receive payments) under or by virtue of all agreements, or under or by virtue of all contracts (all of the foregoing rights, titles, interests and estates referred to or described in this paragraph are hereinafter collectively referred to in this Agreement as the "Intangibles Collateral").
	(c)	Any and all present and future accounts (as defined in the
Code) (including, but not limited to, all open accounts, accounts receivable and rights to payment of money, freights, hire due or to become due and passage moneys arising under or pursuant to the Intangibles Collateral or to any other agreements, documents or instruments relating to any property whether or not owned or leased by the Grantor or its affiliates, chattel paper, documents, instruments, cash and noncash proceeds, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims and causes of action (i) for money, loss or damages or (ii) against manufacturers of or claims against any other person or entity with respect to property whether or not owned or leased by the Grantor or its affiliates (all of the foregoing types and items of property and interests described in this paragraph are hereinafter collectively referred to in this Agreement as the "Accounts").
	(d)	Any and all inventory (as defined in the Code) of the
Grantor, or in which it has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods (as defined in the
Code) of the Grantor held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, recess, finished goods and supplies used or consumed in the Grantor's business, together with all documents, documents of title, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing (all of the foregoing types and items of property and interests described in this paragraph are hereinafter collectively referred to in this Agreement as the "Inventory Collateral").
	(e)	Any and all other interests of every kind and character
which the Grantor now has or at any time hereafter acquires in and to any property whether or not owned or leased by the Grantor or its affiliates, any interest of the Grantor in the goods or inventory produced therefrom or stored thereon, the Personal Property, the Intangibles Collateral, the Accounts and the Inventory Collateral and all property, real, personal or mixed, tangible or intangible, which is used or useful in connection with any property whether or not owned or leased by the Grantor or its affiliates, any interest of the Grantor in the goods or inventory produced therefrom or stored thereon, the Personal Property, the Intangibles Collateral, the Accounts and the Inventory Collateral and the proceeds and products of all of the foregoing and all monies of any kind whatsoever arising from or in connection with the Grantor's ownership, sale or lease of the interest of the Grantor in the goods or inventory produced therefrom or stored thereon, the Personal Property, the Intangibles Collateral, the Accounts and the Inventory Collateral, including, without limitation, any and all moneys and claims for moneys due and to become due to the Grantor, and any indemnity, warranty or guaranty otherwise payable by reason of loss or damage to, or otherwise with respect to, any interest of the Grantor in the goods or inventory produced therefrom or stored thereon, the Personal Property, the Intangibles Collateral, the Accounts and the Inventory Collateral, whether now owned or hereafter acquired.
	(f)	Any and all proceeds of, and all other profits, rentals or
receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Personal Property, the Intangibles Collateral, the Accounts and the Inventory Collateral, including, without limitation (i) all claims of the Grantor against third parties for loss of, damage to or destruction of, or of proceeds payable under, or unearned premiums with respect to policies of insurance in respect of, any of the Personal Property, the Intangibles Collateral, the Accounts or the Inventory Collateral; (ii) any condemnation or requisition payments with respect to any of the Personal Property, the Intangibles Collateral, the Accounts or the Inventory Collateral, in each case whether now existing or hereafter arising; and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Personal Property, the Intangibles Collateral, the Accounts or the Inventory Collateral, including, without limitation, all other rights, claims and benefits of the Grantor against any person arising out of, relating to or in connection with, any of the Personal Property, the Intangibles Collateral, the Accounts or the Inventory Collateral.
The security interest of the Assignee contained herein shall cover, and shall include a continuing general assignment in favor of the Assignee in, any and all documents, contracts, liens and security instruments, guarantees, books and records evidencing, securing or relating to the Collateral.

	Section 3.	Security for Secured Obligations.  This Agreement
secures the payment and performance of all of the Secured Obligations.

	Section 4.	Representations and Warranties.  The Grantor
represents and warrants as follows:
	(a)	The Grantor's chief executive office and principal place of
business is located at: 2100 Alafaya Trail, Suite 600, Orlando, FL 32826
	(b)	The Grantor owns the Collateral free and clear of any lien,
security interest, charge or other encumbrance, except as otherwise permitted by the Loan Agreement or any of the Security Documents (the "Permitted Liens"). Except for financing statements in favor of, or for the benefit of, among others, the Assignee, arrangements having been made for the termination thereof concurrently with the execution of this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.
	(c)	All filings and other actions necessary or advisable to
perfect and protect the security interest granted herein have been duly made or taken or arrangements therefor, satisfactory to the Assignee, have been made. Appropriate financing statements and mortgages have been or are concurrently herewith being filed at all governmental offices in each jurisdiction where such filing is necessary to perfect the security interest intended to be covered hereby and such security interest shall, upon such filing, constitute a perfected first security interest in the Collateral in favor of the Assignee (to the extent that such security interest can be perfected in the Collateral by filing a financing statement or mortgage under the Code or applicable state or foreign law), which are prior to all other liens, encumbrances or security interests in the Collateral created by the Grantor and in existence on the date hereof (other than for certain of the Permitted Liens), which are enforceable as such against all creditors of and purchasers from the Grantor (other than purchasers who take free of such liens, encumbrances or security interests under the Code) and against any owner or purchaser of the real property where any of the equipment is located and any present or future creditor obtaining any lien, encumbrance or security interest on such real property.
	(d)	No authorization, approval or other action by, and no
notice to or filing with, any governmental authority or regulatory body (other than as contemplated by sub-clause (c) immediately preceding this sub-clause or in connection with the Trademark, Patent and Copyright Security Agreement executed by the Grantor in favor of the Assignee) is required either (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery of performance of this Agreement by the Grantor or (ii) for the perfection of or the exercise by the Assignee of its right and remedies hereunder.
	(e)	The Grantor (i) is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Florida, (ii) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, (iii) possesses all requisite authority, power, licenses, permits and franchises to conduct its business and to execute, deliver and perform and comply with the terms of this Agreement and those Security Documents to which it is a party and, in particular, to mortgage, grant, bargain, sell, pledge, assign, convey, transfer and set over the Collateral; and to grant and create the lien granted hereunder, all of the foregoing having been duly authorized and approved by all necessary corporate action on behalf of the Grantor and for which all required approvals or consents of any person, entity or tribunal have been obtained, (iv) has not used or transacted business under any other corporate, assumed or trade name or changed its identity or corporate structure in the five-year period preceding the date hereof other than as contemplated by the Loan Agreement and (v) is not (and the execution, delivery and performance of and compliance with the terms of this Agreement, or other agreement or instrument delivered by the Grantor pursuant to the Loan Agreement is not) in violation of the By-laws or Articles of Incorporation of the Grantor.
	(f)	All material agreements and rights constituting the
Collateral (including, but not limited to, the Intangibles Collateral) are valid and subsisting and are in full force and effect; and all rentals, royalties and other amounts due and payable by the Grantor in respect thereof (and, to the best of the Grantor's knowledge, all rentals, royalties and other amounts due and payable by third parties in respect thereof) have been paid or provision for such payment satisfactory to the Assignee has been made; all of Grantor's obligations in respect thereof have been timely met; and all leases, agreements and all other obligations to lessors and others attendant to the ownership of the Collateral have been timely met and duly performed. Except to the extent incurred in the ordinary course of business, the Accounts are free from any claim for credit, deduction or allowance of any party obligated in respect thereof and free from any defense, dispute, setoff or counterclaim and there is no extension or indulgence with respect thereto.

	Section 5.	Further Assurances.
	(a)	  The Grantor agrees that from time to time, at the
expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or advisable, or that the Assignee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Assignee to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Grantor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or advisable, or as the Assignee may reasonably request, whether in a jurisdiction where the Code has been adopted or any other jurisdiction, in order to perfect and preserve the security interests granted or purported to be granted hereby.
	(b)	The Grantor hereby authorizes the Assignee to file one or
more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor will furnish to the Assignee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as the Assignee may reasonably request, all in reasonable detail.
	(c)	Upon reasonable notice without materially interfering with
the ordinary course or conduct of the Grantor's business, the Assignee shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Assignee or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Assignee, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Assignee and its representatives shall at all times, upon reasonable notice, without materially interfering with the ordinary course or conduct of the Grantor's business, also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
	(d)	The Grantor will comply with all requirements of law
applicable to the Collateral or any part thereof other than those requirements with which the failure to comply would not have a material adverse effect on the existence, condition or value of the Collateral or the security interests granted hereunder; provided, however, that the Grantor may contest any requirement of law in any reasonable manner which shall not, in the reasonable opinion of the Assignee, materially adversely affect the Assignee's rights or the priority of their security interests in the Collateral.
	(e)	The Grantor shall (i) notify the Assignee no later than
thirty days prior to such time as the Grantor shall relocate any of the Collateral from the county in which the Collateral is presently located and
(ii) furnish to the Assignee from time to time, as the Assignee may reasonably request, reports identifying the locations where the Collateral is located.
	(f)	The Grantor shall not change its corporate name, identity
or corporate structure, nor carry on business under any name other than its corporate name, unless (i) it has given to the Assignee not less than thirty days prior written notice of its intention to do so, specifying such new corporate name, identity or corporate structure, and providing such other information in connection therewith as the Assignee may reasonably request, and (ii) with respect to such new corporate name, identity or corporate structure, it shall have taken all action, requested by the Assignee in its sole discretion, to maintain the security interest of the Assignee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
	(g)	The Grantor shall pay promptly, or cause to be paid
promptly, when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves have been maintained therefor.
	(h)	The Grantor will maintain all Collateral useful or
necessary in the Grantor's business as it is now conducted in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide maintenance, service and repairs necessary for such purpose.
	(i)	The Grantor shall, within ten days of acquiring any
Collateral having a value in excess of Twenty-Five Thousand Dollars ($25,000) on which a security interest under the Code can only be perfected by appropriate notations on the certificate of title relating to such Collateral, deliver to the Assignee any and all certificates of title, applications for title or similar evidence of ownership of such Collateral and shall cause the Assignee to be named as lienholder on any such certificate of title or other evidence of ownership. The Grantor shall promptly inform the Assignee of any additions to or deletions from the Collateral, the value of which exceeds Twenty-Five Thousand Dollars ($25,000), and shall not permit any such items to become a fixture to real estate or an accession to other personal property unless such item shall remain Collateral hereunder.
	(j)	The Grantor will, promptly upon request, provide to the
Assignee all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Assignee to enforce the provisions of this Agreement.

	Section 6.	Assignee Appointed Attorney-in-Fact.
The Grantor hereby irrevocably appoints the Assignee as the Grantor's attorney-in-fact, with full authority in the name, place and stead of the Grantor, the Assignee or otherwise, from time to time in the Assignee's discretion, should an Event of Default have occurred and be continuing to take any action and to execute any document which the Assignee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
	(i)	to ask, demand, collect, sue for, recover, compound,
receive and give acquittance and receipts for moneys due
and to become due under or in respect of any of the
Collateral,
	(ii)	to receive, endorse, and collect any drafts or other
instruments, documents and chattel paper in connection with
clause (i) above, and
	(iii)	to file any claims or take any action or institute any
proceedings which the Assignee may deem necessary or advisable for the recovery of any of the Collateral or otherwise to enforce the rights of the Assignee with respect thereto created by this Agreement.

	Section 7.	Concerning Account Debtors.
	(a)  If the Assignee so directs at any time after the
occurrence and during the continuation of an Event of Default, the Grantor agrees (i) to cause all payments on account of the Accounts to be made directly to the Assignee and (ii) that the Assignee may, at its option, directly notify the obligors with respect to any of the Accounts to make such payments. The Grantor agrees to be bound by any collection, compromise, forgiveness, extension or other action taken by the Assignee with respect to the Accounts. Without notice to or assent by the Grantor, the Assignee shall apply any or all amounts then or thereafter deposited with it in the manner provided in Section 11 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Grantor or the Assignee, shall be borne by the Grantor.
	(b)	The Grantor shall endeavor to cause to be collected from
the account debtor named in each of its Accounts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted collection procedures in accordance with all applicable laws), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof of all such amounts as are so collected to the outstanding balance of such Account, except that, unless an Event of Default shall have occurred and be continuing, the Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment or settlement for less than the total unpaid balance in the ordinary course of business, consistent with the Grantor's existing policies with respect thereto and which the Grantor finds appropriate at the time in accordance with sound business judgment, and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by the Grantor or the Assignee, shall be borne by the Grantor.

	Section 8.	Instruments.  If any of the Accounts become
evidenced by an instrument, chattel paper or letter of credit (each defined in the Code), the Grantor, upon notice from the Assignee and provided an Event of Default has occurred and is continuing, shall promptly, and in any event within ten days, notify the Assignee thereof, and upon request by the Assignee promptly deliver such instrument, chattel paper or letter of credit as further security under this Agreement.

	Section 9.	Assignee May Perform.  If the Grantor fails to
perform any agreement contained herein, the Assignee may itself perform, or cause to be performed, such agreement, and the expenses of the Assignee incurred in connection therewith shall be payable by the Grantor under
Section 13(b) of this Agreement.

	Section 10.	The Assignee's Duties.  The powers conferred on
the Assignee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Assignee to exercise any such powers. Except for the safe custody of any of the Collateral which, from time to time, may come into its possession and the accounting for moneys actually received by it hereunder, the Assignee shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

	Section 11.	Remedies.  The security constituted by this
Agreement shall be enforceable if an Event of Default shall have occurred and be continuing:
	(a)	The Assignee may exercise, in respect of the Collateral, in
addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code shall be applied by the court in the jurisdiction in which enforcement of the security interest contained herein is sought) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Assignee forthwith, assemble all or any part of the Collateral as directed by the Assignee and make it available to the Assignee, at a place to be designated by the Assignee which is reasonably convenient to both parties (it being agreed that 2100 Alafaya Trail, Suite 600, Orlando, Florida is deemed to a location reasonably convenient to both parties) and (ii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Assignee's offices or elsewhere, for cash, and at such price or prices and upon such other terms as the Assignee may deem commercially reasonable. The Assignee shall give the Grantor at least ten days' notice of the time and place of any public sale. The Grantor agrees that ten days' notice of any such sale is commercially reasonable notification. The Assignee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Assignee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
	(b)	All cash proceeds received by the Assignee in respect of
any sale of, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Assignee pursuant to Section 13 of this Agreement) in whole or in part by the Assignee as provided in Clause 11 of the Loan Agreement.

	Section 12.	Non-Interference with Remedies; Specific Performance.
	(a)	  The Grantor agrees that following the occurrence and
during the continuance of an Event of Default it will not at any time pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Grantor waives the benefit of all such laws to the extent it lawfully may do so. The Grantor agrees that it will not interfere with any right, power or remedy of the Assignee provided for in this Agreement now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Assignee of any one or more of such rights, powers or remedies.
	(b)	The Grantor agrees that a breach of any of the agreements
or covenants contained in this Agreement will cause irreparable injury to the Assignee, that the Assignee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every agreement and covenant contained in this Agreement shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such agreements or covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such Secured Obligations.

	Section 13.	Indemnity, Expenses and Interest.
	(a)	The Grantor agrees to indemnify the Assignee, its officers,
directors, employees and agents from and against any and all claims, losses and liabilities arising out of or in connection with this Agreement
(including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Assignee's gross negligence or willful misconduct.
	(b)	The Grantor shall on demand of the Assignee pay to the
Assignee (on a full indemnity basis) all costs, charges, losses, liabilities and expenses expended, paid or incurred by the Assignee (whether before or after this Agreement becomes enforceable), including any tax thereon and reasonable professional fees including attorneys' fees, in connection with any breach of the covenants or undertakings herein or the exercise of any rights exercisable under it or the recovery of any of the Secured Obligations by the Assignee, including, without limitation, any remuneration and other sums at any time payable to the Assignee and all costs, charges, losses, liabilities and expenses connected with the protection, realization, enforcement or release of any provision of this Agreement.
	(c)	The Grantor shall on demand of the Assignee pay to the
Assignee interest at the rate per annum in excess of the Loan Rate equal to
	(i) one percent (1%) or (ii) if an Event of Default has occurred and is continuing, five percent (5%) on all of the costs, charges, losses, liabilities and expenses referred to this clause. So long as no Event of Default has occurred and is continuing, such interest shall accrue and be payable from the date falling thirty days after the date whereon such cost, charge, loss, liability or expense was incurred by the Assignee, otherwise, such interest shall accrue and be payable from the date such cost, charge, loss, liability or expense was incurred by the Assignee.

	Section 14.	Security Interest Absolute.  All rights of the
Assignee and the security interest granted hereunder, and all Secured Obligations, shall be absolute and unconditional, irrespective of:
	(i)	any lack of validity or enforceability of the Loan
Agreement, the Note or any Security Document, or any other
agreement or instrument relating thereto between the
Grantor and the Assignee;
	(ii)	any change in the time, manner or place of payment of, or
in any other term of, all or any of the obligations of the
Grantor or any other person under or in connection with the
Loan Agreement or any other amendment or waiver of or any
consent to any departure from the Loan Agreement, the Note,
or any Security Document between the Grantor and the
Assignee or the terms of any thereof; or
	(iii)	any other circumstances which might otherwise constitute a
defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or this Agreement.

	Section 15.	Amendments.  No amendment or waiver of any
provision of this Agreement, nor consent to any departure therefrom by the Grantor, shall be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

	Section 16.	Successors and Assigns.  Whenever in this
Agreement reference is made to any person, such reference shall be deemed to include the successors and assigns of such person.

	Section 17.	Novations, etc.  This Agreement shall remain in
full force and effect after, and shall continue to secure the Secured Obligations after and resulting from, any assignment in accordance with Clause 12 of the Loan Agreement.

	Section 18.	Notices.
	(A)  Every notice or demand under this
Agreement shall be in writing and may be delivered in person or if sent by certified mail, postage prepaid, return receipt requested, by overnight express mail or telefax (followed by delivery of a copy by certified or express mail)
	(B) Every notice or demand shall be sent as follows:
	If to the Grantor:
	SurgiLight, Inc.
	2100 Alafaya Trail, Suite 600
	Orlando, FL 32826
	Telecopy No. 407-482-0505
	Attention: Timothy Shea

	If to the Assignee:
	 GEM SurgiLight Investors, LLC
	 9 West 57th Street
	 New York, NY 10022
	Telecopy No. (212) 202-7565
	Attention: Edward Tobin

With a copy to:
	Steven Schuster, Esq.
	McLaughlin & Stern LLP
	260 Madison Avenue
	New York, New York 10016
	Telecopy No: 212 448 6216

or to such other address as either party shall from time to time specify in writing to the other.
	(C)	Every notice or demand shall, except so far  as otherwise
expressly provided by this Agreement, be deemed to have been received (provided it is received prior to 2:00 p.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day), in the case of a telecopy, at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality) and, in the case of a letter, at the time of receipt thereof.

	Section 19.	Continuing Security Interest.  This Agreement
shall create a continuing security interest in the Collateral and shall
(i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of the Assignee and its successors, transferees and assigns, provided that the Assignee may only (and shall) transfer its rights and Secured Obligations hereunder as provided in the Loan Agreement. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights in and to the Collateral shall revert to the Grantor. Upon any such termination, the Assignee will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

	Section 20.	Headings.  In this Agreement, clause headings are
inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

	Section 21.	WAIVER OF JURY TRIAL.  IT IS MUTUALLY AGREED BY
AND BETWEEN THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRAIL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND ANY SECURITY DOCUMENT TO WHICH THE GRANTOR OR THE ASSIGNEE MAY BE A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

	Section 22.	GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS EXECUTED IN THE STATE OF NEW YORK.
Section 23.	Counterparts.  This Agreement may be executed in
one or more counterparts, all of which shall be deemed to be duplicate originals and which shall constitute one and the same instrument.
[Signature Page Follows]


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

					SURGILIGHT, INC.


					By:/s/ Timothy Shea
                                           ----------------



					GEM SURGILIGHT INVESTORS, LLC
	     				by GEM SURGILIGHT MANAGEMENT, LLC,
         				 its MANAGING MEMBER


					By:/s/ Edward Tobin
                                           ----------------